UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2010

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Today, August 16, 2010, the U.S. Commodity Futures Trading Commission announced the filing and simultaneous settlement of a charge against the former ConAgra Trade Group, Inc. ("CTG"), through its successor-in-interest (the "Successor"), for allegedly causing a non bona-fide price to be reported on the New York Mercantile Exchange on January 2, 2008. ConAgra Foods, Inc. ("ConAgra Foods") is not a named party in the settlement. The Successor is not an affiliate of ConAgra Foods.

ConAgra Foods sold CTG in June 2008 as part of its divestiture of the trading and merchandising reporting segment. During the current quarter, ConAgra Foods will pay the Successor’s parent $4.3 million, an amount that eliminates any potential for a dispute to arise with the Successor’s parent over liability for this matter. During fiscal 2010, ConAgra Foods recognized charges within discontinued operations in anticipation of resolution of this matter.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

August 16, 2010	By:	/s/ Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary